SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 19, 2009

Habersham Bancorp
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980
Historic Highway 441 North,
Cornelia, GA 30531
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(706) 778-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2009, Michael Martin submitted his resignation, effective as of that date, from his positions as a director of Habersham Bancorp (the “Company”) and of its wholly owned subsidiary, Habersham Bank (the “Bank”).  Mr. Martin’s decision to resign was not the result of a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies, or practices.

In addition, on December 19, 2009, Michael Owen submitted his resignation, effective as of that date, from his positions as a director of the Company and the Bank .  Mr. Owen’s decision to resign was not the result of a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP

Date: December 23, 2009	By:	/s/ David D. Stovall
David D. Stovall
Chief Executive Officer